UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 5, 2012

SANGUI BIOTECH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-21271	84-1330732
(Commission File Number)	(IRS Employer Identification No.)

Alfred-Herrhausen-Str. 44, 58455 Witten, Germany

(Address of Principal Executive Offices) (Zip Code)

011-49-2302-915-204

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

CE mark granted for wound spray based on Sangui patent

The CE mark certification for Granulox was obtained only 16 months after the founding of the joint venture company SastoMed GmbH by SanguiBioTech GmbH and SanderStrothman GmbH and well ahead of the initial two year road map.  SanguiBioTech GmbH is 90% owned by Sangui BioTech International, Inc.

Granulox, based on a patent by Sangui, is a spray aimed at improved healing of chronic wounds. According to a notification by SastoMed, a certification as a class III medical product was granted.  Global licensee SastoMed will be in charge of marketing and distribution.  The CE mark according to sections 6 and 7 of the Medical Devices Act authorizes production, distribution and sales of the product in all member countries of the European Union.

A copy of the press release is included as exhibit 99.1 to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sangui Biotech International, Inc.

Date: April 12, 2012

/s/ Thomas Striepe

By: Thomas Striepe

Its:  President